Contact:  William E. Keslar
                                                  Don H. Herring
                                                  (412) 433-6870


FOR IMMEDIATE RELEASE
- ---------------------

                     USX CORPORATION REPORTS SECOND QUARTER
                          DELHI GROUP FINANCIAL RESULTS

     PITTSBURGH, July 18, 1995 -- USX Corporation reported second quarter 1995 net income for its Delhi Group (NYSE:DGP) of $2.3 million, or 12 cents per share, which included a favorable estimated aftertax effect of $5.1 million related to the completion of an asset disposal plan initiated in the second quarter of 1994. Second quarter 1994 net loss of $31.6 million, or $2.27 per share, included estimated aftertax charges totaling $28.0 million, mainly for the above mentioned asset disposal plan, an employee severance program and other employment-related costs.
        During the second quarter of 1995, Delhi recorded favorable pretax adjustments totaling $11.2 million ($6.2 million in operating income and $5.0 million in other income). These adjustments were related to the completion of the 1994 non-strategic asset disposition plan which resulted in higher than anticipated sales proceeds. During the second quarter of 1994, Delhi recorded pretax charges of $39.9 million related to the aforementioned disposition plan.
        Excluding the $6.2 million favorable asset disposition adjustment, the second quarter operating loss for the Delhi Group totaled $1.3 million, a $7.3 million improvement compared to the second quarter of 1994 excluding a $37.4 million planned asset disposal charge.

Second quarter 1995 gas processing margin from the extraction and sale of natural gas liquids (NGLs) improved substantially from last year's second quarter primarily due to lower feedstock costs, higher sales volumes and higher NGLs prices. In addition, total operating costs, excluding gas purchase costs, were lower, mainly resulting from the benefits of the asset disposition plan and work force reduction program initiated in mid-1994. Gas sales margins declined from last year due primarily to lower sales volumes and lower gas prices. The second quarter 1994 operating loss also included $4.8 million of charges, mainly for the employee severance program and other employment-related costs.
     Delhi completed projects in the 1995 second quarter which added 21 miles of gathering lines and 3,000 horsepower of compression in West Texas. These projects added an additional 34.5 million cubic feet per day (mmcfd) of system supply volumes and increased deliverability by 20 mmcfd to treating facilities acquired in 1994.
        USX Board Chairman Thomas J. Usher stated, "Delhi remains committed to expanding its system supply. During the second quarter of 1995, Delhi acquired a treating facility and associated gathering system in South Texas. In conjunction with the acquisition, Delhi also negotiated gathering and treating service agreements for a term of 10 years." Usher added, "Also during the quarter, Delhi reached a tentative agreement for a major expansion into the Pinnacle Reef area of East Texas. The expansion will include approximately 20 miles of 12-inch pipeline and certain treating plant upgrades."

        Delhi is an established natural gas merchant engaged in the purchasing, gathering, processing, transporting and marketing of natural gas. It operates an extensive pipeline system and associated gas processing plants in Texas and Oklahoma.

                                  * * * * * * *

     Statement of operations and supplemental statistics for the Delhi Group and consolidated statement of operations for USX Corporation are attached. Consolidated net income for USX Corporation was $190 million in the second quarter of 1995, compared with $107 million in the second quarter of 1994.

                         DELHI GROUP OF USX CORPORATION
                       STATEMENT OF OPERATIONS (Unaudited)

                                                Second Quarter    Six Months
                                                    Ended           Ended
                                                   June 30         June 30
(Dollars in millions, except per share data)     1995    1994    1995     1994
- --------------------------------------------------------------------------------
SALES                                           $139.4  $136.2  $276.3   $290.6

OPERATING COSTS:
 Cost of sales (excludes items shown below)      126.7   124.0   239.8    257.4
 Selling, general and administrative
  expenses                                         5.8     9.3    12.2     16.4
 Depreciation, depletion and amortization          6.3     9.3    12.6     18.6
 Taxes other than income taxes                     1.9     2.2     3.9      4.3
 Restructuring charges (credits)                  (6.2)   37.4    (6.2)    37.4
                                               ------- ------- -------  -------
 Total operating costs                           134.5   182.2   262.3    334.1
                                               ------- ------- -------  -------

OPERATING INCOME (LOSS)                            4.9   (46.0)   14.0    (43.5)

Other income (loss)                                5.1    (2.2)    5.7     (1.3)
Interest and other financial costs                (3.3)   (2.9)   (6.6)    (5.6)
                                               ------- ------- -------  -------

INCOME (LOSS) BEFORE INCOME TAXES                  6.7   (51.1)   13.1    (50.4)
Less provision (credit) for estimated
 income taxes                                      4.4   (19.5)    6.6    (19.2)
                                               ------- ------- -------  -------
NET INCOME (LOSS)                                  2.3   (31.6)    6.5    (31.2)
Dividends on preferred stock                       (.1)    (.1)    (.1)     (.1)

Net (income) loss applicable to
 Retained Interest                                (1.0)   10.3    (2.4)    10.2
                                               ------- ------- -------  -------
NET INCOME (LOSS) APPLICABLE TO OUTSTANDING
 DELHI STOCK                                      $1.2  $(21.4)   $4.0   $(21.1)
                                               ======= ======= =======  =======
DELHI STOCK DATA:
 Net income (loss) per share - primary and
   fully diluted                                  $.12  $(2.27)   $.42   $(2.25)
                                               ======= ======= =======  =======
 Dividends paid per share                          .05     .05     .10      .10

 Weighted average shares, in thousands:
 - Primary and fully diluted                     9,438   9,418   9,438    9,375

The statement of operations of the Delhi Group includes the results of operations for the businesses of Delhi Gas Pipeline Corporation and certain other subsidiaries of USX and a portion of USX's net financial costs, general and administrative costs and income taxes attributed to the three groups in accordance with USX's accounting and tax allocation policies. This statement should be read in connection with the consolidated statement of operations of USX.

The Retained Interest of approximately 33% through June 14, 1995 is reflected in the Marathon Group financial statements. On June 15, 1995, USX eliminated the Retained Interest. The shares deemed to represent the Retained Interest were not outstanding shares of Delhi Stock.

                         DELHI GROUP OF USX CORPORATION
                             SUPPLEMENTAL STATISTICS
                                 ($ in Millions)
                                                Second Quarter    Six Months
                                                    Ended           Ended
                                                   June 30         June 30
                                                --------------   ------------
                                                 1995    1994    1995     1994
                                                 ----    ----    ----     ----
GROSS MARGIN

 Gas Sales and Trading Margin                     $9.3   $14.2   $29.9    $39.0
 Transportation Margin                             2.9     3.1     5.3      5.7
                                               ------- ------- -------  -------
 Systems and Trading Margin                       12.2    17.3    35.2     44.7
 Gas Processing Margin                             6.4     3.3    13.1      3.3
                                               ------- ------- -------  -------
   Total Gross Margin                            $18.6   $20.6   $48.3    $48.0

OPERATING INCOME (LOSS)                           $4.9  $(46.0)  $14.0   $(43.5)

CAPITAL EXPENDITURES                              $7.1    $9.0   $12.7    $13.9


OPERATING STATISTICS

Natural Gas Volumes (a)
 Natural Gas Sales                               531.8   625.4   581.2    638.8
 Transportation                                  317.8   293.1   274.7    269.0
                                               ------- ------- -------  -------
      Systems Throughput                         849.6   918.5   855.9    907.8
   Trading Sales                                 324.1    82.4   266.2     55.9
   Partnership - equity share (b)                  7.0    23.6    10.5     21.9
                                               ------- ------- -------  -------
     Total Sales Volumes                       1,180.7 1,024.5 1,132.6    985.6

Natural Gas Liquids Sales (c)                    823.6   805.6   817.1    717.0

- ------------

  (a) Millions of cubic feet per day
  (b) Related to an investment in Ozark Gas Transmission System which was sold in the second quarter of 1995.
  (c) Thousand of gallons per day

                    USX CORPORATION AND SUBSIDIARY COMPANIES
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

                                                Second Quarter    Six Months
                                                    Ended           Ended
                                                   June 30         June 30
(Dollars in millions)                            1995    1994    1995     1994
- --------------------------------------------------------------------------------
SALES                                           $5,278  $4,761 $10,316   $9,034

OPERATING COSTS:
 Cost of sales (excludes items shown below)      3,736   3,551   7,394    6,745
 Inventory market valuation charges
   (credits)                                         2     (93)    (86)    (221)
 Selling, general and administrative
   expenses                                         53      64      95      119
 Depreciation, depletion and amortization          300     272     590      530
 Taxes other than income taxes                     783     697   1,539    1,354
 Exploration expenses                               27      35      53       68
 Restructuring charges (credits)                    (6)     37      (6)      37
                                               ------- ------- -------  -------
 Total operating costs                           4,895   4,563   9,579    8,632
                                               ------- ------- -------  -------

OPERATING INCOME                                   383     198     737      402

Other income                                        37      31      61       59
Interest and other financial income                 13       2      17       11
Interest and other financial costs                (132)    (81)   (265)    (198)
                                               ------- ------- -------  -------
INCOME BEFORE INCOME TAXES                         301     150     550      274
Less provision for estimated income taxes          111      43     206       92
                                               ------- ------- -------  -------
NET INCOME                                         190     107     344      182
Dividends on preferred stock                        (8)     (9)    (16)     (16)
                                               ------- ------- -------  -------
NET INCOME APPLICABLE TO COMMON STOCKS            $182     $98    $328     $166
                                               ======= ======= =======  =======

The following common share data is an integral part of this financial statement.

                    USX CORPORATION AND SUBSIDIARY COMPANIES
                          COMMON SHARE DATA (Unaudited)

                                                Second Quarter    Six Months
                                                    Ended           Ended
                                                   June 30         June 30
(Dollars in millions, except per share data)     1995    1994    1995     1994
- --------------------------------------------------------------------------------
Applicable to Marathon Stock:
 Net income                                       $107     $70    $182     $179
 --Per share - primary and fully diluted           .37     .25     .63      .63

 Dividends paid per share                          .17     .17     .34      .34

 Weighted average shares, in thousands:
 - Primary                                     287,246 286,578 287,217  286,580
 - Fully diluted                               293,504 286,578 287,225  286,581

APPLICABLE TO STEEL STOCK:
 Net income                                        $74     $49    $142       $8
 --Per share
   - primary                                       .99     .65    1.87      .11
   - fully diluted                                 .95     .64    1.80      .11

 Dividends paid per share                          .25     .25     .50      .50

 Weighted average shares, in thousands:
 - Primary                                      76,562  75,490  76,373   74,579
 - Fully diluted                                87,484  78,929  87,293   74,579

APPLICABLE TO OUTSTANDING DELHI STOCK:
 Net income (loss)                                  $1    $(21)     $4     $(21)
 --Per share - primary and fully diluted           .12   (2.27)    .42    (2.25)

 Dividends paid per share                          .05     .05     .10      .10

 Weighted average shares, in thousands:
 - Primary and fully diluted                     9,438   9,418   9,438    9,375